January 30, 2026

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD0100

North Quincy MA 02171

With a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

One Congress Street

Boston, MA 02114

Re: Thrivent International Large Cap ETF and Thrivent International Small Cap ETF (each, a “Thrivent ETF Fund” or “Fund”)

Ladies and Gentlemen:

In accordance with Section 11, the Additional Portfolios provision of the Transfer Agency Agreement dated as of May 18, 2022, (as amended, modified, or supplemented from time to time, the “Agreement”) between THRIVENT ETF TRUST and State Street Bank and Trust Company (“State Street”), each undersigned Portfolio hereby requests that you act as its Transfer Agent under the terms of the Agreement. In connection with such request, each Portfolio und hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. An updated Schedule A to the Agreement reflecting the addition of the Portfolios is attached.

Kindly indicate your acceptance of the foregoing by signing below.

Sincerely,

THRIVENT ETF TRUST

By:	/s/ Sarah Bergstrom
Name: Sarah Bergstrom
Title: Treasurer and Principal Accounting Officer

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Geoffrey Johnson
Name: Geoffrey Johnson
Title: Managing Director
Effective Date:
Addition of Portfolios: June 12, 2026

Information Classification: Limited Access

Schedule A

LIST OF PORTFOLIOS

Updated as of January 30, 2026, and effective as of:

for addition of Thrivent ETF Funds – June 12, 2026

Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)

Thrivent Core Plus Bond ETF

Thrivent Ultra Short Bond ETF

Thrivent Small Cap Value ETF

Thrivent Mid Cap Value ETF

Thrivent International Large Cap ETF

Thrivent International Small Cap ETF

Information Classification: Limited Access